4801 MAIN STREET SUITE 1000 KANSAS CITY, MO 64112
                   P.O. BOX 219777 KANSAS CITY, MO 64121-6777
                     TEL: (816) 983-8000 FAX: (816) 983-8080
                        WEBSITE: www.blackwellsanders.com

                                  May 25, 2007


DGHM Investment Trust
565 Fifth Avenue, Suite 2101
New York, New York 10017

Re:      DGHM Investment Trust
         Registration Statement on Form N-1A

Ladies and Gentlemen:

   We have acted as counsel to DGHM Investment Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware. We understand that you intend to file forthwith with the Securities and Exchange Commission, on Form N-1A, Pre-Effective Amendment No. 2 to the Trust's Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 2 to the Trust's Registration Statement under the Investment Company Act of 1940, as amended (collectively, the "Registration Statement"), in connection with the continuous offering on and after May 31, 2007, of Class A and Class C shares of beneficial interest (the "Shares"), par value $0.001 per share, of DGHM All-Cap Value Fund (the "Fund"), a series portfolio of the Trust. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

   In reaching the opinions set forth below, we have examined copies of the Trust's Certificate of Trust, Declaration of Trust, and applicable resolutions of the Board of Trustees, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Fund, which is included in the Registration Statement, substantially in the form in which it is to be filed (the "Prospectus").

   As to any facts or questions of fact material to the opinions set forth below, we have relied exclusively upon the aforesaid documents and upon certificates, representations and declarations of the officers or other representatives of the Trust. We have made no independent investigation whatsoever as to such factual matters.

DGHM Investment Trust
May 25, 2007
Page 2

   The Prospectus provides for issuance of the Shares from time to time at the net asset value thereof, plus any applicable sales charge. In reaching the opinions set forth below, we have assumed that upon sale of the Shares, the Trust will receive the net asset value thereof.

   We have also assumed, without independent investigation or inquiry, that:

   (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete; and

   (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of the Trust are accurate, true, correct and complete in all material respects.

   Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

   1. The Shares to be offered for sale pursuant to the prospectus have been duly and validly authorized by all necessary actions on the part of the Trust.

   2. The Shares, when issued and sold by the Trust for consideration pursuant to and in the manner contemplated by the Declaration of Trust and the Trust's Registration Statement, will be validly issued and fully paid and non-assessable, subject to compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities

   We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Statutory Trust Act.

   The Delaware Statutory Trust Act provides that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Declaration of Trust also provides that neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any shareholder, or to call upon any shareholder for the payment of any sum of money

DGHM Investment Trust
May 25, 2007
Page 3

or assessment whatsoever other than such as the shareholder may at any time agree to pay. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

   We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information for the Fund, which is included in the Registration Statement.


                                  Yours very truly,





                                  /s/ Blackwell Sanders Peper Martin LLP

                                  Blackwell Sanders Peper Martin LLP